Exhibit 99.1

Contacts:	Kathy Guinnessey (Investors/Analysts)
Ana Cano (Media)	guinnesseyk@dnb.com
ana.cano@eurorscg.com	973.921.5892; or
212.367.6920	Roger Sachs, CFA (Investors/Analysts)
sachsr@dnb.com
973.921.5914

D&B Announces First Quarter 2010 Results, In-Line With Expectations; Reconfirms Guidance

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Diluted EPS Before Non-Core Gains and Charges Down 3%; GAAP Diluted EPS Down 52%, Due Primarily to a Tax Benefit in the Prior Year Quarter and a Charge in the Current Quarter Related to the 2010 Patient Protection and Affordable Care Act.

•	Core Revenue Down 1% Before the Effect of Foreign Exchange; Flat After the Effect of Foreign Exchange.

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Total Revenue on a GAAP Basis Down 4% Before the Effect of Foreign Exchange (Down 3% After the Effect of Foreign Exchange), Reflecting the Impact of the Divestment of the Domestic Portion of our Italian Operations in the Second Quarter of 2009.

Short Hills, NJ – April 29, 2010 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the first quarter ended March 31, 2010.

“Our first quarter results for both International and North America were in line with our expectations. International delivered another strong quarter of double digit growth, as demand for our cross border data remains strong. As expected, North America’s performance was similar to the prior quarter and we expect gradual improvement during the rest of the year as the economy improves and we move past the weak demand from 2009. We are comfortable with full year 2010 guidance ranges and look forward to sharing our strategic vision for the business and our roadmap for success at our upcoming Investor Day,” stated Sara Mathew, D&B’s President and CEO.

First Quarter 2010 Results

Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2010, were $1.29; down 3% from $1.33 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended March 31, 2010 were $0.92, down 52% (includes a $0.26 charge described in the paragraph below), from $1.93 in the prior year similar period (which included a $0.62 tax benefit derived from our worldwide legal entity simplification).

Our first quarter diluted EPS, includes a $0.26 non-cash charge resulting from the recently enacted Patient Protection and Affordable Care Act (the “Healthcare Act of 2010”). The charge is due to a reduction in the value of a deferred tax asset as a result of a change to the tax treatment of Medicare Part D reimbursement.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the first quarter of 2010 was $397.2 million, down 1% from the prior year similar period before the effect of foreign exchange (flat after the effect of foreign exchange). Deferred revenue was $577.2 million, up 2% before the effect of foreign exchange (up 4% after the effect of foreign exchange), continuing the positive trajectory that began during the fourth quarter of 2009.

Core revenue results for the first quarter of 2010 reflect the following by solution set:

•	Risk Management Solutions revenue of $261.3 million, down 3% before the effect of foreign exchange (down 2% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $107.5 million, up 5% before the effect of foreign exchange (up 6% after the effect of foreign exchange); and

•	Internet Solutions revenue of $28.4 million, down 7% before the effect of foreign exchange (down 6% after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the first quarter of 2010 was $397.2 million. This result is down 4%, before the effect of foreign exchange (down 3% after the effect of foreign exchange), as compared to the prior year period, which included the results of our domestic Italian operations divested in the second quarter of 2009.

We reclassified revenue associated with the domestic portion of our Italian operations as non-core as of the quarter ending June 30, 2009, due to the sale of substantially all of the assets and liabilities associated with that portion of the business (see the Company’s Form 8-K, filed with the Securities and Exchange Commission on June 1, 2009). Total revenue for the first quarter of 2009 included $10.3 million of revenue associated with the domestic portion of our Italian operations, with no revenue from those operations in the first quarter of 2010.

Operating income before non-core gains and charges for the first quarter of 2010 was $102.7 million, down 11% from the prior year similar period and in line with our expectations. On a GAAP basis, operating income was $93.3 million, down 19% from the prior year similar period, which includes $4.8 million of costs related to the Strategic Technology Investment, announced in February 2010.

Net income attributable to D&B before non-core gains and charges for the first quarter of 2010 was $66.2 million down 8% from the prior year similar period and in line with our expectations. On a GAAP basis, net income attributable to D&B for the quarter was $47.0 million, down 55% from the prior year similar period, primarily due to an unfavorable comparison to the first quarter 2009 that included a tax benefit derived from worldwide legal entity simplification, as well as a charge in the first quarter of 2010 related to the reduction of a deferred tax asset attributable to the recently enacted Healthcare Act of 2010.

See attached Schedule 3 for additional detail.

Free cash flow for the first quarter of 2010, excluding the impact of legacy tax matters, was $110.1 million, in line with our expectations, compared with $107.7 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first quarter of 2010 was $128.5 million, compared with $122.9 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the first quarter of 2010 under the Company’s discretionary repurchase program totaled $25.0 million (approximately 0.3 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $39.8 million (approximately 0.5 million shares).

The Company ended the quarter with $218.7 million of cash and cash equivalents.

First Quarter 2010 Segment Results

North America

Core and total revenue for the first quarter of 2010 was $304.9 million, down 6% from the prior year similar period before the effect of foreign exchange (down 5% after the effect of foreign exchange).

Overall, first quarter total North America revenue results were in line with the Company’s expectations. Risk Management Solutions was slightly lower than anticipated while Sales & Marketing Solutions performed stronger than expected.

As a reminder, we continue to experience the negative revenue impact from the lower upfront sales commitments in 2009, which is predominantly felt in Risk Management Solutions due to the subscription nature of these products. We expect North American revenue to gradually improve throughout the year as we anniversary last year’s lower upfront commitment levels and we benefit from the improving economy.

North America core and total revenue results for the first quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $193.3 million, down 7% both before and after the effect of foreign exchange.

DNBi continues to perform very well as penetration increased to 62% of Risk Management Solutions revenue in the first quarter of 2010, compared to 51% in the first quarter of 2009 and we continue to see very good price lifts. As discussed in prior quarters, DNBi’s growth was offset by continued declines in our legacy transactional products. Looking ahead, we expect Risk Management Solutions’ revenue to gradually improve throughout the year, as the overhang from 2009 diminishes. As such, we believe full-year 2010 growth will decline in the low single digits.

•	Sales & Marketing Solutions revenue of $84.0 million, down 1% before the effect of foreign exchange (flat after the effect of foreign exchange).

The performance of Sales & Marketing Solutions improved from prior quarters and we expect this trend to continue through 2010. Our value added products are beginning to benefit from the improving economy and our retention rates improved in the quarter. Moving forward, we expect Sales & Marketing Solutions’ full-year 2010 revenue to grow by low single digits.

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Internet Solutions revenue of $27.6 million, down 7% both before and after the effect of foreign exchange, was mainly driven by weak 2009 upfront commitments and the subscription nature of these products. Upfront commitments did grow for the quarter and we expect to see this benefit in future revenue.

Operating income for the first quarter of 2010 was $105.3 million, down 15% from the prior year similar period and in line with our expectations. The result was primarily due to lower revenue and increased investments in our business, partially offset by reengineering savings.

International

Core revenue for the first quarter of 2010 was $92.3 million, up 15% (up 6% organically) from the prior year similar period before the effect of foreign exchange (up 22% after the effect of foreign exchange).

International continues to perform very well as we realize the benefits from our exposure to high growth emerging markets and strong demand for our cross border and value added products.

International core revenue results for the first quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $68.0 million, up 11% before the effect of foreign exchange (up 17% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $23.5 million, up 31% before the effect of foreign exchange (up 38% after the effect of foreign exchange); and

•	Internet Solutions revenue of $0.8 million, up 4% before the effect of foreign exchange (up 15% after the effect of foreign exchange).

Total revenue for the first quarter of 2010 was also $92.3 million, up 1% from the prior year similar period before the effect of foreign exchange (up 7% after the effect of foreign exchange). The results of the domestic portion of our Italian operation, which we divested in the second quarter of 2009, are included in the prior year period total revenue.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the first quarter of 2010 was $13.4 million, up 15% from the prior year similar period and in line with our expectations. The increase was primarily due to revenue growth, lower costs from our divestiture of the domestic portion of our Italian operations, which we divested in the second quarter of 2009, and the benefit of reengineering savings.

Strategic Technology Investment

During February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. The Company anticipates spending $110 million to $130 million over approximately the next two years to complete the program.

In the first quarter of 2010, the Company incurred $4.8 million of total pre-tax expense (or $0.06 per diluted share) on the Strategic Technology Investment, all of which was included in the Non-Core Gains and Charges noted below.

While we anticipate the level of spending to increase throughout the remainder of the year, the program is on pace to meet our previous estimate for total pre-tax spend during 2010 of $45 million to $55 million. As we noted in our fourth quarter earnings release (February 4, 2010) approximately 60% of this spend will be recognized as an increase to D&B’s non-core expenses and the remainder as capital expenditures.

See attached Schedule 3 for additional detail.

Non-Core Gains and Charges

During the first quarter of 2010 and 2009, the Company recorded:

•	A net pre-tax, non-core charge of $9.1 million in the first quarter of 2010 and a net pre-tax, non-core charge of $1.1 million in the first quarter of 2009; and

•	A net after-tax, non-core charge of $19.2 million in the first quarter of 2010 and a net after-tax, non-core gain of $32.3 million in the first quarter of 2009.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2010 Guidance

D&B today reconfirmed the following financial guidance for the full year 2010:

•	Core revenue growth of 1% to 3%, before the effect of foreign exchange;

•	Operating income down 2% to up 2%, before non-core gains and charges;

•	Diluted EPS growth of 1% to 6%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, excluding the impact of legacy tax matters but including the new Strategic Technology Investment.

As a reminder, the impact of our Strategic Technology Investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, filed February 25, 2010 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

2010 Investor Day

As previously announced, D&B will host its 2010 Investor Day event on Monday, May 10, 2010, at the Jumeirah Essex House in New York City (160 Central Park South at 59th Street). An event registration page for investors and analysts is now available on D&B’s investor relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 168 years. D&B’s global commercial database contains more than 150 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management Solutions TM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2010 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	D&B’s ability to implement and derive the benefits of its strategic technology investment program announced in February 2010.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

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As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results, or access to credit markets.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services, including in a seamless way and without disruption to existing solutions such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

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The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

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D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited)—GAAP Results

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2010	2009
Revenue:
North America	$304.9	$321.2	(5)%	1%	(6)%
International	92.3	75.9	22%	7%	15%

Core Revenue	397.2	397.1	0%	1%	(1)%
Divested Business (1)	—	10.3	N/M	N/M	N/M

Total Revenue	$397.2	$407.4	(3)%	1%	(4)%

Operating Income (Loss):
North America	$105.3	$123.2	(15)%
International	13.4	11.6	15%

Total Divisions	118.7	134.8	(12)%
Corporate and Other (2)	(25.4)	(20.1)	(26)%

Operating Income	93.3	114.7	(19)%

Interest Income	0.5	1.1	(58)%
Interest Expense	(11.5)	(11.4)	(1)%
Other Income (Expense)—Net (3)	0.8	1.3	(39)%

Non-Operating Income (Expense)—Net	(10.2)	(9.0)	(14)%

Income before Provision for Income Taxes	83.1	105.7	(21)%
Provision for Income Taxes	37.3	1.6	N/M
Equity in Net Income (Loss) of Affiliates	—	0.3	N/M

Net Income	$45.8	$104.4	(56)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	1.2	(0.2)	N/M

Net Income Attributable to D&B (4)	$47.0	$104.2	(55)%

Basic Earnings Per Share of Common Stock
Attributable to D&B Common Shareholders	$0.93	$1.95	(52)%

Diluted Earnings Per Share of Common Stock
Attributable to D&B Common Shareholders (5)	$0.92	$1.93	(52)%

Weighted Average Number of Shares Outstanding:
Basic	50.4	53.0	5%

Diluted	50.9	53.7	5%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited)—Before Non-Core Gains and Charges

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2010	2009
Revenue:
North America	$304.9	$321.2	(5)%	1%	(6)%
International	92.3	75.9	22%	7%	15%

Core Revenue	397.2	397.1	0%	1%	(1)%
Divested Business (1)	—	10.3	N/M	N/M	N/M

Total Revenue	$397.2	$407.4	(3)%	1%	(4)%

Operating Income (Loss):
North America	$105.3	$123.2	(15)%
International	13.4	11.6	15%

Total Divisions	118.7	134.8	(12)%
Corporate and Other (2)	(16.0)	(18.8)	15%

Operating Income	102.7	116.0	(11)%

Interest Income	0.5	1.1	(58)%
Interest Expense	(11.5)	(11.4)	(1)%
Other Income (Expense)—Net (3)	0.5	1.1	(48)%

Non-Operating Income (Expense)—Net	(10.5)	(9.2)	(13)%

Income before Provision for Income Taxes	92.2	106.8	(14)%
Provision for Income Taxes	27.2	35.0	22%
Equity in Net Income (Loss) of Affiliates	—	0.3	N/M

Net Income	$65.0	$72.1	(10)%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	1.2	(0.2)	N/M

Net Income Attributable to D&B (4)	$66.2	$71.9	(8)%

Basic Earnings Per Share of Common Stock
Attributable to D&B Common Shareholders	$1.31	$1.35	(3)%

Diluted Earnings Per Share of Common Stock
Attributable to D&B Common Shareholders (5)	$1.29	$1.33	(3)%

Weighted Average Number of Shares Outstanding:
Basic	50.4	53.0	5%

Diluted	50.9	53.7	5%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	Includes revenue from the Italian Domestic business

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2010	2009
Corporate and Other—GAAP Results (Schedule 1)	$(25.4)	$(20.1)	(26)%
Restructuring Charges	(4.6)	(1.3)	N/M
Strategic Technology Investment	(4.8)	—	N/M

Corporate and Other—Before Non-Core Gains and Charges (Schedule 2)	$(16.0)	$(18.8)	15%

(3) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:
	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2010	2009
Other Income (Expense)-Net—GAAP Results (Schedule 1)	$0.8	$1.3	(39)%
Effect of Legacy Tax Matters	0.3	0.2	(50)%

Other Income (Expense)-Net—Before Non-Core Gains and Charges (Schedule 2)	$0.5	$1.1	(48)%

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(4)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change Fav/(Unfav)
Amounts in millions	2010	2009
Net Income Attributable to D&B—GAAP Results (Schedule 1)	$47.0	$104.2	(55)%
Restructuring Charges	(2.8)	(0.9)	N/M
Strategic Technology Investment	(3.4)	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	(13.0)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	33.2	N/M

Net Income Attributable to D&B—Before Non-Core Gains and Charges (Schedule 2)	$66.2	$71.9	(8)%

(5) The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:
	Quarter Ended March 31,		% Change Fav/(Unfav)
	2010	2009
Diluted EPS Attributable to D&B—GAAP Results (Schedule 1)	$0.92	$1.93	(52)%
Restructuring Charges	(0.05)	(0.02)	N/M
Strategic Technology Investment	(0.06)	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	(0.26)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	0.62	N/M

Diluted EPS Attributable to D&B—Before Non-Core Gains and Charges (Schedule 2)	$1.29	$1.33	(3)%

N/M—Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.

*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”

*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”

*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended March 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2010	2009
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$193.3	$207.4	(7)%	0%	(7)%
Sales & Marketing Solutions	84.0	84.2	0%	1%	(1)%
Internet Solutions	27.6	29.6	(7)%	0%	(7)%

Subtotal Core Revenue	304.9	321.2	(5)%	1%	(6)%
Divested Business [1]	—	—	N/M	N/M	N/M

Total North America Revenue	304.9	321.2	(5)%	1%	(6)%

International:
Risk Management Solutions	68.0	58.0	17%	6%	11%
Sales & Marketing Solutions	23.5	17.2	38%	7%	31%
Internet Solutions	0.8	0.7	15%	11%	4%

Subtotal Core Revenue	92.3	75.9	22%	7%	15%
Divested Business [1]	—	10.3	N/M	N/M	N/M

Total International Revenue	92.3	86.2	7%	6%	1%

Total Corporation:
Risk Management Solutions	261.3	265.4	(2)%	1%	(3)%
Sales & Marketing Solutions	107.5	101.4	6%	1%	5%
Internet Solutions	28.4	30.3	(6)%	1%	(7)%

Subtotal Core Revenue	397.2	397.1	0%	1%	(1)%
Divested Business [1]	—	10.3	N/M	N/M	N/M

Total Revenue	$397.2	$407.4	(3)%	1%	(4)%

Operating Costs:
Operating Expenses [2]	$132.3	$116.9	(13)%
Selling and Administrative Expenses [3]	151.8	158.8	4%
Depreciation and Amortization	15.2	15.7	3%
Restructuring Expense	4.6	1.3	N/M

Total Operating Costs [4]	$303.9	$292.7	(4)%

Capital Expenditures [5]	$2.9	$1.8	(61)%

Additions to Computer Software & Other Intangibles [6]	$15.5	$13.4	(16)%

Notes:

1	Divested Business revenue related to the sale of our Domestic portion of our Italian operations in May 2009 was: $8.9 for RMS and $1.4 for S&MS for the quarter ended March 31, 2009.

2	For the quarter ended March 31, 2010, Operating Expenses included $4.3 of costs related to the Strategic Technology Investment.

3	For the quarter ended March 31, 2010, Selling and Administrative Expenses included $0.5 of costs related to the Strategic Technology Investment.

4	For the quarter ended March 31, 2010, Total Operating Costs included $4.8 of costs related to the Strategic Technology Investment.

5	For the quarter ended March 31, 2010, there were no Capital Expenditures related to the Strategic Technology Investment.

6	For the quarter ended March 31, 2010, there were no Additions to Computer Software & Other Intangibles related to the Strategic Technology Investment.

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
Net Debt Position:
Cash and Cash Equivalents	$218.7	$222.9	$187.3	$226.4	$179.9	$164.2
Short-Term Debt	(302.7)	(1.7)	(1.3)	(0.6)	(0.6)	—
Long-Term Debt	(649.7)	(961.8)	(894.2)	(868.0)	(900.0)	(904.3)

Net Debt	$(733.7)	$(740.6)	$(708.2)	$(642.2)	$(720.7)	$(740.1)

	Year-to-Date
Amounts in millions	Mar 31, 2010	Mar 31, 2009	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$128.5	$122.9	5%
Less:
Capital Expenditures (GAAP Results) [7]	2.9	1.8	(61)%
Additions to Computer Software & Other Intangibles (GAAP Results) [8]	15.5	13.4	(16)%

Free Cash Flow	$110.1	$107.7	2%

	Quarter Ended
Amounts in millions	Mar 31, 2010	Mar 31, 2009	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Deferred Revenue Position (GAAP Results) [9]	$577.2	$554.3	4%	2%	2%

Notes:

7	For the year-to-date period ended March 31, 2010, there were no Capital Expenditures related to the Strategic Technology Investment.

8	For the year-to-date period ended March 31, 2010, there were no Additions to Computer Software & Other Intangibles related to the Strategic Technology Investment.

9	For the period ended March 31, 2009, the Deferred Revenue for the Domestic Portion of our Italian Operations, which was divested in the second quarter of 2009, was reclassified as Liabilities Held for Sale.

N/M—Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5

GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended March 31, 2010 vs. 2009
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2010 % Product Line/Core		2009 % Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	(8)%	1%	(9)%	73%	46%	74%	48%
VAPs	(5)%	0%	(5)%	20%	13%	20%	13%
Supply Management Solutions	3%	0%	3%	7%	5%	6%	4%
Total Risk Management Solutions	(7)%	0%	(7)%		64%		65%
Sales & Marketing Solutions:
Traditional	(9)%	0%	(9)%	34%	9%	37%	9%
VAPs	4%	0%	4%	66%	18%	63%	17%
Total Sales & Marketing Solutions	0%	1%	(1)%		27%		26%
Internet Solutions	(7)%	0%	(7)%		9%		9%
Core Revenue	(5)%	1%	(6)%
Divested Business	N/M	N/M	N/M
Total North America Revenue	(5)%	1%	(6)%

International:
Risk Management Solutions:
Traditional	16%	7%	9%	83%	61%	84%	64%
VAPs	24%	8%	16%	16%	12%	15%	12%
Supply Management Solutions	37%	10%	27%	1%	1%	1%	0%
Total Risk Management Solutions	17%	6%	11%		74%		76%
Sales & Marketing Solutions:
Traditional	63%	8%	55%	57%	14%	48%	11%
VAPs	14%	6%	8%	43%	11%	52%	12%
Total Sales & Marketing Solutions	38%	7%	31%		25%		23%
Internet Solutions	15%	11%	4%		1%		1%
Core Revenue	22%	7%	15%
Divested Business	N/M	N/M	N/M
Total International Revenue	7%	6%	1%

Total Corporation:
Risk Management Solutions:
Traditional	(2)%	2%	(4)%	75%	50%	76%	51%
VAPs	0%	1%	(1)%	19%	13%	19%	12%
Supply Management Solutions	5%	1%	4%	6%	3%	5%	3%
Total Risk Management Solutions	(2)%	1%	(3)%		66%		66%
Sales & Marketing Solutions:
Traditional	6%	1%	5%	39%	10%	39%	10%
VAPs	6%	1%	5%	61%	17%	61%	16%
Total Sales & Marketing Solutions	6%	1%	5%		27%		26%
Internet Solutions	(6)%	1%	(7)%		7%		8%
Core Revenue	0%	1%	(1)%
Divested Business	N/M	N/M	N/M
Total Revenue	(3)%	1%	(4)%

AFX—After Effects of Foreign Exchange

BFX—Before Effects of Foreign Exchange

N/M—Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Product Line	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]	66%	64%	64%	63%	58%	53%	52%	49%	45%
Non-Subscription [1]	34%	36%	36%	37%	42%	47%	48%	51%	55%

North America Risk Management Solutions
DNBi [2]	62%	56%	56%	54%	51%	45%	43%	38%	33%
Non-DNBi [2]	38%	44%	44%	46%	49%	55%	57%	62%	67%

	Year-to-Date March 31, 2010		Year-to-Date March 31, 2009		Full Year December 31, 2009		Full Year December 31, 2008
% of Core International Revenue	Amounts in millions	% of Core	Amounts in millions	% of Core	Amounts in millions	% of Core	Amounts in millions	% of Core
International:
Europe and Other International Markets (excluding Asia Pacific)	$57.6	62%	$46.5	61%	$218.2	61%	$230.7	73%
Asia Pacific	34.7	38%	29.4	39%	137.2	39%	83.7	27%

Core Revenue	$92.3		$75.9		$355.4		$314.4

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

–	Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

–	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

–	DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis

–	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.